Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-224938 and No. 333-232074) of Summit Therapeutics plc of our report dated April 30, 2020 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
April 30, 2020